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                                                                    Exhibit 11.1

                       NEOPROBE CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF INCOME (LOSS) PER SHARE


                                                                             Three Months Ended             Nine Months Ended
                                                                                September 30,                 September 30,
                                                                        ---------------------------    ---------------------------
                                                                           2000            1999            2000           1999
                                                                        -----------     -----------    -----------     -----------
Weighted average number of common shares outstanding
   used in computing basic income (loss) per share                       25,855,341      23,044,405     25,628,355      22,988,908

Add net shares issuable pursuant to stock option plans,
   less shares assumed repurchased at the average market price              215,599               -        356,820               -

Add net shares issuable pursuant to outstanding warrants,
   less shares assumed repurchased at the average market price                4,453               -        670,081               -
                                                                        -----------     -----------    -----------     -----------

Weighted average number of common shares outstanding
   used in computing diluted income (loss) per share                     26,075,393      23,044,405     26,655,256      22,988,908
                                                                        ===========     ===========    ===========     ===========

Income (loss) attributable to common stockholders                       $   504,090     $(3,536,832)   $   351,873     $(8,127,047)

Basic income (loss) per share attributable to common stockholders       $      0.02     $     (0.15)   $      0.01     $     (0.35)
                                                                        ===========     ===========    ===========     ===========

Diluted income (loss) per share attributable to common stockholders     $      0.02     $     (0.15)   $      0.01     $     (0.35)
                                                                        ===========     ===========    ===========     ===========
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